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As filed with the Securities and Exchange Commission on August 21, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWFIELD EXPLORATION COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1133047 (I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(281) 210-5100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy D. Yang
General Counsel and
Corporate Secretary
Newfield Exploration Company
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(281) 210-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Matthew R. Pacey
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
(713) 836-3600

Approximate date of commencement of proposed sale of securities to the public:
From time to time after the effective date of this registration statement as determined by the Registrant.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Security/ Proposed Maximum Offering Price/ Amount of Registration Fee

Debt Securities	(1)

Common Stock, par value $0.01 per share	(1)

Preferred Stock, par value $0.01 per share	(1)

(1)
An indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

        PROSPECTUS

Newfield Exploration Company
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380

Debt Securities, Common Stock and Preferred Stock

        We offer and sell from time to time:

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  our debt securities;

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  shares of our common stock;

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  shares of our preferred stock; or

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  any combination of the foregoing.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we may provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. A supplement may also add to, update, supplement or clarify information contained in this prospectus. Securities may be sold for U.S. dollars, foreign currency or currency units.

        Our common stock is listed on the New York Stock Exchange under the symbol "NFX."

        Investing in our securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See "Risk Factors" on page 1 of this prospectus before making an investment in our securities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See "Plan of Distribution." You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we may provide a supplement to this prospectus and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading "Where You Can Find More Information" below.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-12534). You may read and copy these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

        As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC's website.

        Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information

i

that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than information furnished to, and not filed with, the SEC under applicable SEC rules) until we sell all of the securities or until we terminate this offering:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

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  Current Reports on Form 8-K filed on February 21, 2018 (Item 5.02 only); March 26, 2018; April 27, 2018; May 15, 2018 and July 31, 2018;

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  the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed on March 29, 2018; and

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  the description of our common stock filed as Exhibit 99.1 to our Form S-3 registration statement filed on August 10, 2011.

        You may request a copy of these filings, including exhibits to such documents that are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at:

Newfield Exploration Company
Attention: Investor Relations
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(281) 210-5321

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

SAFE HARBOR AND CAUTIONARY STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in any prospectus supplements.

        By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement was made.

        Forward- looking statements are typically identified by use of terms such as "may," "believe," "expect," "anticipate," "intend," "estimate," "prospective," "project," "target," "goal," "plan," "should," "will," "predict," "guidance," "potential," "forecast," "outlook," "could," "budget," "objectives," "strategy" and similar expressions that convey the uncertainty of future events or outcomes. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date of this prospectus, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks and no assurance can be given that such expectations will prove to have been correct. Actual results may vary significantly from those anticipated due to many factors, including but not limited to, the following:

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  oil, natural gas and natural gas liquids prices;

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  actions of the Organization of the Petroleum Exporting Countries (OPEC), its members and other state-controlled oil companies relating to oil price and production controls;

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  environmental liabilities that are not covered by an effective indemnity or insurance;

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  legislation or regulatory initiatives intended to address seismic activity;

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  the timing and our success in discovering, producing and estimating reserves;

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  sustained decline in commodity prices resulting in impairments of assets;

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  ability to develop existing reserves or acquire new reserves;

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  the availability and volatility of the securities, capital or credit markets and the cost of capital;

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  maintaining sufficient liquidity to fund our operations and business strategies;

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  the accuracy of and fluctuations in our reserves estimates due to sustained low commodity prices, incorrect assumptions and other causes;

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  operating hazards inherent in the exploration for and production of oil and natural gas;

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  general economic, financial, industry or business trends or conditions;

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  the impact of, and changes in, legislation, law and governmental regulations, including the Tax Cuts and Jobs Act (the Tax Act) and those related to hydraulic fracturing, the environment, natural resources, climate change and over-the-counter derivatives;

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  land, legal, regulatory, and ownership complexities inherent in the U.S. and Chinese oil and gas industries;

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  the impact of regulatory approvals;

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  the ability and willingness of current or potential lenders, derivative contract counterparties, customers and working interest owners to fulfill their obligations to us or to enter into transactions with us in the future on terms that are acceptable to us, including the creditworthiness of such counterparties;

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  the prices and quantities of commodities reflected in our commodity derivative arrangements as compared to the actual prices or quantities of commodities we produce or use;

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  the volatility, instrument terms and liquidity in the commodity futures and commodity and financial derivatives markets;

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  drilling risks and results;

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  the prices and availability of goods and services;

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  the cost and availability of drilling rigs and other oilfield services;

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  global events that may impact our domestic and international operating contracts, markets and prices;

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  our ability to monetize non-strategic assets, repay or refinance our existing indebtedness and the impact of changes in our investment ratings;

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  labor conditions;

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  severe weather conditions;

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  competitive conditions;

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  terrorism or civil or political unrest in a region or country;

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  electronic, cyber or physical security breaches;

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  changes in federal or state tax rates;

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  inflation rates;

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  the effect of worldwide energy conservation measures;

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  the price and availability of, and demand for, competing energy sources;

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  our ability to successfully execute our business and financial plans and strategies;

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  the availability (or lack thereof) of acquisition, disposition or combination opportunities; and

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  the other factors affecting our business described in our reports filed with the SEC.

        Should one or more of the risks described above occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

NEWFIELD EXPLORATION COMPANY

        We are an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (NGLs). Our U.S. operations are onshore and focus primarily on large scale, liquids-rich resource plays in the Anadarko and Arkoma basins of Oklahoma, the Williston Basin of North Dakota and the Uinta Basin of Utah. In addition, we have oil assets offshore China.

        Our executive offices are located at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380, and our telephone number is (281) 210-5100. We maintain a website on the Internet at http://www.newfield.com. However, the information on our website is not part of this prospectus.

RISK FACTORS

        Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to our business and an investment in our securities as described from time to time in our Annual Reports on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q and other filings with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. Any prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

        Except as may otherwise be described in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and may be further described in an accompanying prospectus supplement.

 RATIOS OF EARNINGS TO FIXED CHARGES

        For purposes of computing the ratio of earnings to fixed charges, earnings (loss) consist of income (loss) from continuing operations before income taxes plus fixed charges (excluding capitalized interest), and fixed charges consist of interest (both expensed and capitalized) and the estimated interest component of rent expense.

        The ratio of earnings to fixed charges presented below shall also serve to represent the ratio of preference dividends to earnings.

        For the periods indicated below, we did not have any outstanding preferred stock with required dividends. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table below.

For the Six Months Ended June 30, 2018	For the Year Ended December 31,
	2017	2016		2015		2014	2013
3.6x	3.1x	—x	(1)	—x	(1)	5.7x	1.7x

(1)
Earnings for 2015 and 2016 were insufficient to cover fixed charges by $5 billion and $1.3 billion, respectively, due to non-cash charges of $4.9 billion and $1 billion, respectively, associated with ceiling test write-downs in the respective periods.

 DESCRIPTION OF DEBT SECURITIES

        Any debt securities issued using this prospectus will be our direct unsecured general obligations. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered may be described in one or more prospectus supplements accompanying this prospectus. The debt securities will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under the senior indenture dated as of February 28, 2001 between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee. Subordinated debt securities will be issued under the subordinated indenture dated as of December 10, 2001 between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as trustee. We have filed the senior indenture and the subordinated indenture as exhibits to the registration statement (collectively, the "Indentures"). We have summarized selected provisions of the Indentures below. The summary is not complete. You should read the Indentures for provisions that may be important to you.

General

        The Indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for any series of debt securities. We will determine the terms and conditions of any series of debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture. The terms and conditions of a particular series of debt securities may be set forth in a supplemental indenture or in a resolution of our board of directors.

        Senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of all or some of our senior debt as described under "—Subordinated Debt Securities."

        Any prospectus supplement relating to any series of debt securities being offered may include specific terms related to that offering, including the price or prices at which the debt securities will be issued. These terms will also include some or all of the following, among other things:

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  the title of the debt securities;

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  with respect to subordinated debt securities, any addition to or change in the subordination provisions set forth in the subordinated indenture;

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  the total principal amount of the debt securities;

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  the dates on which the principal of the debt securities will be payable;

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  the interest rate and interest payment dates for the debt securities;

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  if such debt securities will be guaranteed by our subsidiary guarantors, any additional terms relating to such guarantees;

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  any change in (including the elimination of the applicability of) the provisions set forth in the applicable indenture that provide the terms upon which the debt securities may be redeemed at our option;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  any change in (including the elimination of the applicability of) the defeasance provisions set forth in the applicable indenture;

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  any addition to or change in the events of default set forth in the applicable indenture;

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  if convertible into our common stock or any of our other securities, the terms upon which such debt securities are convertible;

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  an addition to or change in the covenants set forth in the applicable indenture; and

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  any other terms of the debt securities.

        A prospectus supplement may also add to, change or eliminate any of the provisions of the applicable indenture with respect to one or more series of debt securities so long as such additions, changes or eliminations are not applicable to, and do not modify the rights relating to the provision of holders of, any debt securities of a series created before the supplemental indenture was executed that was entitled to the benefit of such provision.

        If so provided in an applicable prospectus supplement, we may issue debt securities at a discount below their principal amount and may pay less than the entire principal amount of debt securities upon declaration of acceleration of their maturity. An applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to debt securities issued with original issue discount.

Senior Debt Securities

        Senior debt securities will be our unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt. Senior debt securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Unless otherwise specified in an applicable prospectus supplement, there will be no limit on:

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  the amount of additional indebtedness that may rank equally with the senior debt securities; or

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  the amount of indebtedness, secured or otherwise, that may be incurred, or preferred stock that may be issued, by any of our subsidiaries.

Subordinated Debt Securities

        Under the subordinated indenture, payment of the principal of and interest and any premium on subordinated debt securities will generally be subordinated in right of payment to the prior payment in full of all of our senior debt, including any senior debt securities. Any prospectus supplement relating to a particular series of subordinated debt securities may summarize the subordination provisions applicable to that series, including:

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  the applicability and effect of such provisions to and on any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

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  the applicability and effect of such provisions upon specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on subordinated debt securities; and

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  the definition of "senior debt" applicable to the subordinated debt securities of that series.

        The failure to make any payment on any of the subordinated debt securities because of the subordination provisions of the subordinated indenture will not prevent the occurrence of an event of default under the subordinated debt securities.

Redemption

        A series of debt securities will be redeemable, at our option, at any time in whole, or from time to time in part, as may be specified in a prospectus supplement applicable to a series of debt securities.

        Debt securities called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of the debt securities to be redeemed at its registered address. The notice of redemption for the debt securities will state, among other things, the amount of debt securities to be redeemed (if less than all of the outstanding debt securities of the series is being redeemed), the redemption date, the redemption price and the place(s) that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price and accrued interest, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If less than all the debt securities of a series are redeemed at any time, the trustee will select the debt securities to be redeemed by the method the trustee deems fair and appropriate.

Satisfaction and Discharge

        The applicable indenture will be satisfied and discharged (other than certain provisions relating to the trustee) if all debt securities issued under such indenture have either been delivered to the trustee for cancellation, or have become or will become within one year, due and payable or called for redemption, and we have delivered to the trustee sufficient funds to pay and discharge the principal, interest and any premium on such debt securities.

Defeasance and Covenant Defeasance

        The Indentures provide that we may elect either to be discharged from our obligations on the debt securities of any series at any time (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace lost, stolen or mutilated debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust), or to be released from our obligations under certain covenants and certain other obligations described in the applicable indenture or a supplemental indenture without any liability, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due on the stated maturity date of the debt securities of that series. The Indentures require as a condition to defeasance that we deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance.

Covenants

        Under the Indentures, we will be required to, among other things:

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  pay the principal, interest and any premium on the debt securities when due;

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  maintain a place of payment;

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  deliver an officer's certificate to the applicable trustee within 120 days after the end of each fiscal year confirming our compliance with our obligations under the applicable indenture; and

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  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        Any additional covenants may be described in any accompanying prospectus supplement.

Events of Default

        Unless otherwise specified in an accompanying prospectus supplement, each of the following will constitute an event of default under the Indentures with respect to a series of debt securities:

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  default by us for 30 days in payment when due of any interest on any debt securities of such series;

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  default by us in any payment at maturity of principal of or any premium on any debt securities of such series;

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  default by us in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;

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  default by us in performance or breach of any other covenant or warranty applicable to such series of debt securities that has not been remedied within 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the series of debt securities then outstanding; or

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  certain events involving bankruptcy, insolvency or reorganization of us or any restricted subsidiary.

        If an event of default (other than as a result of bankruptcy, insolvency or reorganization) for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or such portion of the principal amount of such debt securities as may be specified in an accompanying prospectus supplement) to be due and payable immediately. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series (or such portion of the principal amount of such debt securities as may be specified in an accompanying prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind the acceleration.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest or sinking fund payments) if it determines the withholding of notice to be in the best interests of the holders. Other than its duties in the case of an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request of any of the holders, unless the holders offer the trustee reasonable indemnity and certain other conditions are satisfied. Subject to indemnification of the trustee and the satisfaction of certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        The holders of debt securities of any series will not have any right to institute any proceeding with respect to the applicable indenture, unless:

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  the holder has given written notice to the trustee of an event of default;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

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  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer of indemnity.

        These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of and interest or premium on such debt security on or after the applicable due date specified in such debt security.

        Under each indenture, we are or will be required to furnish to the trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable indenture.

Conversion Rights

        Unless otherwise specified in an accompanying prospectus supplement, debt securities will not be convertible into other securities. If a particular series of debt securities may be converted into other securities, that conversion will be according to the terms and conditions contained in an accompanying prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders of such series of debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities is called for redemption.

Payment and Transfer

        Unless otherwise indicated in an accompanying prospectus supplement, the debt securities of a series may be initially issued only in book-entry form represented by one or more global notes initially registered in the name of Cede & Co., as nominee of The Depository Trust Company (often referred to as DTC), or such other name as may be requested by an authorized representative of DTC, and deposited with DTC. Unless otherwise indicated in an accompanying prospectus supplement, debt securities will be issued in denominations of $1,000 each or multiples thereof.

        Unless otherwise indicated in an accompanying prospectus supplement, beneficial interests in debt securities in global form will be shown on, and transfers of interests in debt securities in global form will be made only through, records maintained by DTC and its participants. Debt securities in definitive form, if any, may be registered, exchanged or transferred at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046).

        Unless otherwise indicated in an accompanying prospectus supplement, no global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

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  the depositary is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

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  an event of default has occurred and is continuing; or

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  as otherwise provided in an accompanying prospectus supplement.

        Unless otherwise indicated in an accompanying prospectus supplement, payment of principal of and premium, if any, and interest on debt securities in global form registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global debt security. However, if any of the debt securities of such series are no longer represented by global debt securities, payment of interest on such debt securities in definitive form may, at our option, be made at the corporate trust office of the trustee or by check mailed directly to registered holders at their registered addresses or by wire transfer to an account designated by a registered holder.

        No service charge will apply to any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any applicable transfer tax or other similar governmental charge.

        If debt securities of any series are to be redeemed in part, we are not required to transfer or exchange any debt securities of such series selected for redemption for a period of 15 days before the mailing of the notice of redemption. In addition, we are not required to transfer or exchange any debt security selected for redemption.

Consolidation, Merger and Sale of Assets

        We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if, among other things:

  •
  the successor person (if any) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes by supplemental indenture all of our obligations on the debt securities and under the applicable indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

  •
  any other conditions (if any) specified in an accompanying prospectus supplement are met.

        When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the debt securities issued under it.

Modification and Waiver

        Under each indenture, subject to certain exceptions, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

        The holders of a majority of the outstanding debt securities of a series under the applicable indenture with respect to which a default has occurred and is continuing may waive a default for such series, except a default in the payment of principal or interest, or any premium, on any debt securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected.

Governing Law

        The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

        U.S. Bank National Association (as successor to Wachovia Bank, National Association) is the trustee under our senior indenture and our subordinated indenture. U.S. Bank National Association is also a lender under our credit arrangements and U.S. Bancorp Equipment Finance, Inc., a subsidiary of U.S. Bank National Association, is the lessor under our master equipment finance lease agreement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Pursuant to our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of July 26, 2018, we had 199,857,444 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our common stockholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have cumulative voting rights.

        Our common stockholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We have not paid any dividends in the past and do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business.

        Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common stockholders do not have any preemptive, subscription, redemption or conversion rights.

        All outstanding shares of our common stock are fully paid and non-assessable, and any additional common stock we may issue will, when issued, be fully paid and non-assessable. Our transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Preferred Stock

        The following summary describes certain general terms of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in an accompanying prospectus supplement, including the following terms:

  •
  the series, the number of shares offered and the liquidation value of the preferred stock;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

  •
  the liquidation preference of the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

  •
  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        Our certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

  •
  voting powers;

  •
  designations;

  •
  preferences;

  •
  dividend rights;

  •
  dividend rates;

  •
  terms of redemption;

  •
  redemption process;

  •
  conversion rights; and

  •
  any other terms permitted to be established by our certificate of incorporation and by applicable law.

        The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

        Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

        Stockholder Action by Written Consent.    Under the Delaware General Corporation Law, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without prior notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

        Supermajority Vote Required for Certain Transactions.    The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock is required to approve any merger or consolidation of our company or any sale or transfer of all or substantially all of our assets.

        Blank Check Preferred Stock.    Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

        Business Combinations under Delaware Law.    We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in certain business combinations with our company for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

  •
  before the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by directors who are also officers and shares owned by certain employee stock plans; or

  •
  following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

Limitation of Liability of Directors

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

        Our certificate of incorporation, as amended and restated, limits the liability of our directors to our company and our stockholders for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty in such capacity, except for liability:

  •
  for any breach of the director's duty of loyalty to our company or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our directors, and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited our company and our stockholders. In addition, both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.

 PLAN OF DISTRIBUTION

        We may sell the offered securities:

  •
  to or through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to one or more purchasers, including existing stockholders in a rights offering.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

        Any prospectus supplement with respect to a series of securities may state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the securities and the proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

By Underwriters

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in an accompanying prospectus supplement, the underwriters must purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        In order to facilitate the offering of the offered securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

By Dealers

        If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

By Agents

        Offered securities may also be sold through agents designated by us. Unless indicated in an accompanying prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

Direct Sales; Rights Offerings

        Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our securityholders.

At-the-Market Offerings

        We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) of the Securities Act. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

Remarketing

        We may offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Delayed Delivery Arrangements

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in an accompanying prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

        Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in an accompanying prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

        The validity of the securities offered by this prospectus will be passed upon by Kirkland & Ellis LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Certain estimates of our net crude oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been prepared based on reports by Ryder Scott Company, L.P., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

        Certain estimates of our net crude oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been prepared based on reports by DeGolyer and MacNaughton, independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated fees and expenses payable by Newfield Exploration Company in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$	*
Printing expenses		**
Fees and expenses of counsel		**
Fees and expenses of accountants		**
Trustees fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*
The filing fee is to be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

ITEM 15.    Indemnification of Directors and Officers.

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        Under Section 145(c) of the DGCL, if a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and Section 145(b) of the DGCL (described above), or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Article Seventh of Newfield's Fourth Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides for mandatory indemnification of Newfield's directors and officers to the fullest extent permitted by law. In addition, Article VI of Newfield's Bylaws, as amended and restated (the "Bylaws"), provides for mandatory indemnification, under certain circumstances, of each person who is or was made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed civil, criminal, administrative, arbitrative or investigative action, suit or proceeding by reason of the fact that such person is, was or has agreed to become a director or officer of Newfield or is a person who is or was serving or has agreed to serve at the request of Newfield as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Bylaws were adopted or as may be thereafter amended. Article VI of the Bylaws expressly provides that the right to indemnification contained therein is not the exclusive method of indemnification.

        Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

        Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that Newfield may purchase and maintain insurance, at Newfield's expense, to protect Newfield and any director, officer, employee or agent of Newfield or any person who is or was serving or has agreed to serve at the request of Newfield as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against him and incurred by him in any such capacity, regardless of whether Newfield would have the power to indemnify such person against such expense, liability or loss.

        Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

        Newfield has entered into indemnification agreements with each of its directors and executive officers whereby each is indemnified by Newfield against certain liabilities that he or she may incur as a result of serving as a director or executing his or her duties as an executive officer of Newfield. A form of these agreements, which is incorporated herein by reference, was filed as Exhibit 10.20 to Newfield's Current Report on Form 8-K, filed with the SEC on February 6, 2009.

ITEM 16.    Exhibits

        The following exhibits are filed with or incorporated by reference into this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description
†1.1	Form of Underwriting Agreement
3.1
Fourth Amended and Restated Certificate of Incorporation of Newfield Exploration Company dated July 20, 2015 (incorporated by reference to Exhibit 3.1 to Newfield's Current Report on Form 8-K filed with the SEC on July 27, 2015 (File No. 1-12534))
3.2
Amended and Restated Bylaws of Newfield Exploration Company, as amended effective July 26, 2018 (incorporated by reference to Exhibit 3.2 to Newfield's Annual Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 1-12534))
4.1
Senior Indenture dated as of February 28, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (the "Senior Indenture") (incorporated by reference to Exhibit 4.1 to Newfield's Current Report on Form 8-K filed with the SEC on February 28, 2001 (File No. 1-12534))
4.1.1
Second Supplemental Indenture, dated as of September 30, 2011, to Senior Indenture dated as of February 28, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (incorporated by reference to Exhibit 4.2 to Newfield's Current Report on Form 8-K filed with the SEC on September 30, 2011 (File No. 1-12534))
4.1.2
Third Supplemental Indenture, dated as of June 26, 2012, to Senior Indenture dated as of February 28, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (incorporated by reference to Exhibit 4.2 to Newfield's Current Report on Form 8-K filed with the SEC on June 26, 2012 (File No. 1-12534))
4.1.3
Fourth Supplemental Indenture, dated as of March 10, 2015, to Senior Indenture dated as of February 28, 2001, between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (incorporated by reference to Exhibit 4.2 to Newfield's Current Report on Form 8-K filed with the SEC on March 12, 2015 (File No. 1-12534))
4.2
Subordinated Indenture dated as of December 10, 2001 between Newfield and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee (the "Subordinated Indenture") (incorporated by reference to Exhibit 4.5 to Newfield's Registration Statement on Form S-3/A filed with the SEC on December 13, 2001 (Registration No. 333-71348))
*5.1	Opinion of Kirkland & Ellis LLP
*12.1	Computation of Ratios of Earnings (Loss) to Fixed Charges and Earnings (Loss) to Fixed Charges plus Preferred Dividends
*23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1)

Exhibit Number	Description
*23.2	Consent of PricewaterhouseCoopers LLP
*23.3	Consent of Ryder Scott Company, L.P.
*23.4	Consent of DeGolyer and MacNaughton
*24.1	Powers of Attorney (included on the signature pages of this registration statement)
*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
*25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture
99.1	Description of Common Stock (incorporated by reference to Exhibit 99.1 to Newfield's Registration Statement on Form S-3 filed with the SEC on August 10, 2011 (Registration No. 333-176218))

†
To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.

*
Filed herewith.

ITEM 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

          (5)   that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas on the 21st day of August, 2018.

NEWFIELD EXPLORATION COMPANY
By:	/s/ LAWRENCE S. MASSARO
	Name:	Lawrence S. Massaro
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence S. Massaro, Gary D. Packer and Timothy D. Yang, or any of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 21st day of August, 2018.

Signature	Title

/s/ LEE K. BOOTHBY Lee K. Boothby	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ LAWRENCE S. MASSARO Lawrence S. Massaro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ GEORGE W. FAIRCHILD, JR. George W. Fairchild, Jr.	Chief Accounting Officer (Principal Accounting Officer)
/s/ PAMELA J. GARDNER Pamela J. Gardner	Director

Signature	Title

/s/ STEVEN W. NANCE Steven W. Nance	Director
/s/ ROGER B. PLANK Roger B. Plank	Director
/s/ THOMAS G. RICKS Thomas G. Ricks	Director
/s/ JUANITA M. ROMANS Juanita M. Romans	Director
/s/ JOHN W. SCHANCK John W. Schanck	Director
/s/ J. TERRY STRANGE J. Terry Strange	Director
/s/ J. KENT WELLS J. Kent Wells	Director
/s/ EDGAR R. GIESINGER Edgar R. Giesinger	Director